Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Doug Bathauer, the chief executive officer of Integral Technologies, Inc. (the “Company”), and William A. Ince, the chief financial officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Quarterly Report of the Company on Form 10-Q, for the fiscal period ended December 31, 2012 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Doug Bathauer	/s/ William A. Ince
Doug Bathauer	William A. Ince
Chief Executive Officer	Chief Financial Officer

February 14, 2013

A signed original of this written statement required by Section 906 has been provided to Integral Technologies, Inc. and will be retained by Integral Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.